                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): February 16, 1994




                       ROCKEFELLER CENTER PROPERTIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



    Delaware                1-8971                     13-3280472
- ---------------        ----------------           -------------------
(State or other        (Commission File              (IRS Employer
 jurisdiction)             Number)                Identification No.)



               1270 Avenue of the Americas, New York, N.Y.  10020
            --------------------------------------------------------
             (Address of Principal executive offices)     (Zip Code)



       Registrant's telephone number, including area code: (212) 698-1440

Item 5.   OTHER EVENTS.

          A. On February 16, 1994, Rockefeller Center Properties, Inc. (the "Company") received the appraisal dated February 15, 1994 of Douglas Elliman Appraisal and Consulting Division ("Douglas Elliman") which has been retained by the Company in recent years to provide an annual appraisal of the property (the "Property") which constitutes the principal security for the Company's $1.3 billion convertible participating mortgage loan (the "Loan") to the two partnerships (the "Borrowers") which own the Property. This appraisal assigns a value of $1.150 billion to the Property as of December 31, 1993, a decrease of $50 million from the value attributed to the Property by Douglas Elliman in its appraisal last year of the Property as of December 31, 1992.

               Appraisals are only estimates of value and should not be relied upon as a measure of realizable value, for the current market value of a property is not indicative of the value such property may have at any time in the future. Future value will depend on a variety of factors, including the economic success of the property, the impact of inflation on property values, local competitive conditions, prevailing interest rates and general economic circumstances.

               The Property will be appraised annually by an independent appraisal firm and the results will be furnished to the Company's stockholders.

          B. On February 17, 1994 Richard A. Voell, the President and Chief Executive Officer of Rockefeller Group, Inc. ("RGI") which is a general partner in the Borrowers resigned from the Company's Board and, as of that date the remaining Directors have elected William F. Murdoch, Jr., formerly President and Chief Executive Officer, and currently a Trustee, of HRE Properties and a past Chairman of the National Association of Real Estate Investment Trusts, to replace Mr. Voell on the Board for the remainder of Mr. Voell's term which expires at the 1994 Annual Meeting of Stockholders of the Company.

               In connection with Mr. Voell's resignation the Company and RGI have executed and delivered an agreement pursuant to which RGI has relinquished its right to nominate 40% of the Company's Board until the Company's Annual Meeting of Stockholders in 1997 at which time such right will be reinstated at the level of 20% increasing to 40% at the Company's Annual Meeting in 1998 and thereafter. The Company's Board now consists entirely of persons unaffiliated with RGI.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (10.33) Letter Agreement dated February 17, 1994 between the Company and RGI concerning temporary relinquishment by RGI of its right to nominate 40% of the Company's Board of Directors.

          (28.10) Report of Douglas Elliman Appraisal and Consulting Division as of December 31, 1993.

                                   SIGNATURES



          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.


                                        ROCKEFELLER CENTER PROPERTIES, INC.
                                        -----------------------------------
                                                  (Registrant)



                                        By_________________________________
                                          Name:  Richard M. Scarlata
                                          Title: Senior Vice President
                                                 Finance & Administration


Dated:  February 22, 1994